ADVISORY AGREEMENT
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     AGREEMENT  made this ____ day of ______,  2000,  between  Bonfiglio  & Reed
Investment Trust (the "Trust"), a business trust organized under the laws of the State of Ohio, and Bonfiglio & Reed, LLC. (the "Adviser"), a Limited Liability Corporation organized under the laws of the State of Arizona.

     WHEREAS, the Trust has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust's shares of beneficial interest are divided into separate series or funds, each having separate investment objectives and policies; and

     WHEREAS,   the  Bonfiglio  &  Reed  Options  Fund  (the  "Fund")  has  been established as a series of the Trust; and

     WHEREAS, the Fund has been created for the purpose of investing and reinvesting its assets in securities pursuant to its investment objective and policies as set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933 ("Registration Statements"), as heretofore amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of a manager and to have a manager provide or perform for it various management, statistical and other services for the Fund;

     NOW, THEREFORE, the Trust and the Adviser agree as follows:

     1. EMPLOYMENT OF THE ADVISER. The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund in the manner set forth in paragraph 2 of this Agreement, subject to the direction of the Board of Trustees and the officers of the Trust, for the period, in the manner, and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. OBLIGATION OF AND SERVICES TO BE PROVIDED BY THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

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     A.   Investment Management Services.

          (a) The Adviser shall have responsibility for the management and investment of the assets and portfolio securities of the Fund subject to and in accordance with the investment objective and policies of the Fund, and any directions which the Trust's Board of Trustees may issue to the Adviser from time to time.

          (b) The Adviser shall provide overall investment programs and strategies for the Fund, shall revise such programs as necessary and shall monitor and report periodically to the Board of Trustees concerning the implementation of the programs.

          (c) The Adviser shall provide or arrange for and supervise the provision by third parties to the Fund of custody, transfer agency, administrative, accounting, legal, audit and similar services.

          (d) The Adviser shall render regular reports to the Trust, at regular meetings of the Board of Trustees, of, among other things, the portfolio investments of the Fund and measurement and analysis of the results achieved by the Fund.

     B. Provision of Information Necessary for Preparation of Securities Registration Statements, Amendments and Other Materials.

          The Adviser will make available and provide financial, accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such information as the Trust may reasonably request for use in the preparation of registration statements, reports and other documents required by federal and state securities laws.

     C.   Other Obligations and Services.

          The Adviser shall make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Fund and its investment activities.

     3. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Adviser, subject to the limitations contained in this paragraph 3, shall place, on behalf of the Fund, orders for the execution of portfolio transactions. The Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities for the Fund's account, (a) in contravention of (i) any investment restrictions set forth in the 1940 Act and the rules thereunder, (ii) specific instructions

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

adopted by the Board of Trustees and communicated to the Adviser, (iii) the investment objective, policies and restrictions of the Fund as set forth in the Trust's Registration Statement, or (iv) instructions from the Trust communicated to the Adviser, or (b) which would have the effect of causing the Fund to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.

     Subject to the foregoing, the Adviser shall determine the securities to be purchased or sold by the Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement or as the Board of Trustees may direct from time to time. It is recognized that, in providing the Fund with investment supervision of the placing of orders for portfolio transactions, the Adviser will give primary consideration to securing the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

     Consistent with this policy, the Adviser may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the other accounts over which it exercises investment discretion. It is understood that neither the Trust nor the Adviser have adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice, provided that the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other accounts over which it exercises investment discretion. It is understood that although the information may be useful to the Fund and the Adviser, it is not possible to place a dollar value on such information. Consistent with the Rules of Conduct of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, the Adviser may give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of the Fund.

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

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

     Consistent with the policies described in this paragraph 3, the Adviser may execute any portfolio transactions for the Fund's account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Trust or the Adviser, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice.

     For each fiscal quarter of the Fund, the Adviser shall render reports to the Trust's Board of Trustees of the total brokerage business placed by the Fund and the manner in which the allocation has been accomplished.

     4. EXPENSES OF THE FUND. The Adviser will pay all of the expenses of the Fund (including the fees and charges of third-party service providers engaged pursuant to paragraph 2 above) except the following: interest; taxes; brokerage commissions; extraordinary expenses; and the fees and expenses, including ordinary counsel fees, of those Trustees who are not "interested persons" as defined in the 1940 Act (hereinafter referred to as the "Independent Trustees"). The Adviser will provide the Trust with such facilities and personnel as may, from time to time, be required to carry on the business of the Fund including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Adviser may at its expense employ others to provide all or any part of such facilities and personnel.

     5.   ACTIVITIES AND AFFILIATES OF THE ADVISER.

     A. The services of the Adviser hereunder are not to be deemed exclusive, and the Adviser and any of its affiliates shall be free to render similar services to others. The Adviser shall use the same skill and care in the management of the Fund's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Fund more favorable or preferential treatment vis-a-vis its other clients.

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

     B. Subject to and in accordance with the Agreement and Declaration of Trust and Bylaws of the Trust and to Section 10(a) of the 1940 Act, it is understood that Trustees, officers and agents of the Trust and shareholders of the Fund are or may be interested in the Adviser or its affiliates as directors, officers, agents, stockholders or partners of the Adviser or its affiliates; that directors, officers, agents, stockholders or partners of the Adviser or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; that the Adviser or its affiliates may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Declaration of Trust, Bylaws and the 1940 Act.

     6. COMPENSATION OF ADVISER. (a) As full compensation for the services and such facilities as may from time to time be furnished by the Adviser under this Agreement, the Fund agrees to pay the Adviser a fee equal to the annual rate of 2.95% of the average value of its daily net assets, less the accrued fees and expenses, including ordinary counsel fees, of the Independent Trustees of the Trust. Such fees shall be accrued daily and payable monthly. For purposes of calculating such fees, net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Fund's current Prospectus and Statement of Additional Information.

     (b) For any period less than a full month during which this Agreement is in effect the compensation payable to the Adviser hereunder shall be prorated according to the proportion which such period bears to a full month.

     7.   LIABILITIES OF THE ADVISER.

     A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     B. No provision of this Agreement shall be construed to protect any Trustee, director, officer or agent of the Trust or the Adviser from liability in violation of Sections 17(h) and (i) of the 1940 Act.

     8.   RENEWAL AND TERMINATION.

     A. This Agreement shall become effective on the date first written above and shall remain in full force and effect for two (2) years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of each Fund. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

     B.   This Agreement:

     (a) may at any time be terminated, without the payment of any penalty, either by vote of the Board of Trustees of the Trust or, with respect to the Fund, by vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to the Adviser;

     (b)  shall immediately terminate in the event of its assignment; and

     (c) may be terminated by the Adviser on sixty (60) days' written notice to the Trust.

     C. As used in this Section 8, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

     D. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid, to the other party to this Agreement at its principal place of business.

     9. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     10. LIMITATION OF LIABILITY. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

     11. USE OF NAME. The Adviser may use the name "Bonfiglio & Reed" or any derivation thereof in connection with another business enterprise, including any registered investment company with which the Adviser is, or may become associated, so long as such use is permitted under the Act and other applicable law. The Trust will discontinue any use of the name "Bonfiglio & Reed" if the Adviser ceases to be employed as the Trust's investment manager.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval.

     13. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                                        BONFIGLIO & REED INVESTMENT TRUST

ATTEST:                                 By:
                                           ------------------------------
/S/                                     Title: President
    ---------------------------
                                        BONFIGLIO & REED, LLC

ATTEST:                                 By:
                                           ------------------------------
/S/                                     Title: President
    ---------------------------

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